EXHIBIT 23.4



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors of
GrafTech International Ltd.



We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-3 of our report dated February 20, 2002, appearing in the Registration Statement No. 333-87302 on Form S-4.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                  /s/ DELOITTE & TOUCHE LLP



Nashville, Tennessee
July 16, 2002